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                                                                 EXHIBIT 99.d(5)

                         CREDIT SUISSE ASSET MANAGEMENT
                       STRATEGIC GLOBAL INCOME FUND, INC.
                                RIGHTS OFFERING
                 NOMINEE HOLDER OVER-SUBSCRIPTION CERTIFICATION
                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

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
              BY FIRST CLASS MAIL                     BY OVERNIGHT, CERTIFIED OR EXPRESS MAIL:
                   EquiServe                                         EquiServe
            Corporate Reorganization                          Corporate Reorganization
                 P. O. Box 9573                                 40 Campanelli Drive
             Boston, MA 02205-9573                              Braintree, MA 02184

                                    BY HAND
                 Securities Transfer & Reporting Services, Inc.
                                 c/o EquiServe
                          100 William Street Galleria
                               New York, NY 10038

    THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION WAS EXERCISED IN FULL AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

    THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS DATED SEPTEMBER 24, 1999 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT AND THE SUBSCRIPTION AGENT.

    VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BY 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 22, 1999 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE FUND.

    1. The undersigned hereby certifies to the Subscription Agent that it is a participant in [Name of Depository] (the "Depository") and that it has either

    (a) exercised all of its Rights under the Primary Subscription (the "Primary Subscription Rights") and delivered these exercised Rights to the Subscription Agent by way of transfer to the Fund's Depository Account or

    (b) delivered to the Subscription Agent a Notice of Guaranteed Delivery relating to the exercise of Primary Subscription Rights and will deliver these Rights to the Subscription Agent by way of transfer to the Fund's Depository Account.

    2. The undersigned hereby exercises the Over-Subscription Privilege to purchase available shares of Common Stock and certifies to the Subscription Agent that it is exercising the Over-Subscription Privilege on behalf of the account or accounts of persons (which may include the undersigned) that have exercised all Primary Subscription Rights.

    3.  The undersigned understands that:

    (a) the Subscription Agent must receive payment of the Estimated Subscription Price of $8.47 for each share of Common Stock subscribed for under the Over-Subscription Privilege before 5:00 p.m., New York City time, on the Expiration Date (unless extended) or

    (b) if a Notice of Guaranteed Delivery is used, the Subscription Agent must receive payment in full before the close of business on the third business day after the Expiration Date.
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    4.  The undersigned represents that payment, in the aggregate amount of
$      either

                            (check appropriate box):

/ / has been or is being delivered to the Subscription Agent under the Notice of Guaranteed Delivery referred to above

                               or

/ /  is being delivered to the Subscription Agent herewith

                               or

/ / has been delivered separately to the Subscription Agent; and, if funds are not delivered under a Notice of Guaranteed Delivery, is or was delivered in the following manner (check appropriate box and complete the following information):

     / /  uncertified check

     / /  certified check

     / /  bank draft

------------------------------------------    ----------------------------------
Primary Subscription                     Name of Nominee Holder
Confirmation Number

------------------------------------------    ----------------------------------
Depository Participant Number                 Address

Contact Name: ____________________________    __________________________________
                                              City         State        Zip Code

Phone Number: ____________________________    By: ______________________________

                                                Name: __________________________

Dated:             , 1999                       Title: _________________________

PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.

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